UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2006

GREENS WORLDWIDE INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

346 Woodland Church Road Hertford, North Carolina	27944
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 252-264-2064

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 20, 2006, Greens Worldwide Incorporated (the “Company”) entered into a letter agreement with AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC (collectively, the “AJW Parties”) (the “Letter Agreement”) to receive $600,000 from the AJW Parties in return for the Company’s issuance of secured promissory notes (the “Promissory Notes”) and warrants to purchase shares of common stock of the Company to the AJW Parties and for the entrance into certain other agreements. A copy of the Letter Agreement is being filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01. The following discussion summarizes the agreements entered into on November 20, 2006 pursuant to the Letter Agreement.

The Company issued $720,000 aggregate principal face amount of the Promissory Notes to the AJW Parties on November 20, 2007. No interest is payable under the Promissory Notes and they matured on December 31, 2006. A copy of the form of Promissory Note is being filed as Exhibit 10.3 to this report and is incorporated by reference into this Item 1.01. The Promissory Notes are secured by a security agreement entered into by the Company and the AJW Parties (the “Security Agreement”). Under the Security Agreement, the Company granted the AJW Parties a first priority security interest in all of the Company’s goods, inventory, contract rights, general intangibles, receivables, documents, instruments, chattel paper, files, records, books of account, business papers and computer programs. The Company and the AJW Parties also entered into a deposit control agreement that was intended to provide the AJW parties with control over the Company’s bank account until the Promissory Notes are repaid by the Company, although as of the date of this report, the Company and the AJW Parties have not established this control account.

As a condition of the closing of the transactions evidenced by the Letter Agreement, the Company amended the warrant agreements (the “Warrant Agreements”) covering 30,000,000 shares of the Company’s common stock that it had entered into with the AJW Parties on May 31, 2006, July 31, 2006 and September 19, 2006 pursuant to a letter mistakenly dated October 13, 2006 (the “Warrant Amendment”). The Warrant Amendment reduced the exercise price of the warrants covered by the Warrant Agreements from various prices ($1.10 with respect to 10,000,000 shares, $1.00 with respect to 10,000,000 shares and $0.35 with respect to 10,000,000 shares) to $0.15. A copy of the Warrant Amendment is being filed as Exhibit 10.2 to this report and is incorporated by reference into this Item 1.01.

As an additional inducement for the AJW Parties to lend money to the Company, R. Thomas Kidd, the then President and Chief Executive Officer of the Company (“Kidd”), personally guaranteed the payment of the Promissory Notes and pledged a security interest in 2,500,000 shares of the Company’s common stock that he owned to the AJW Parties through a Guarantee and Pledge Agreement by and among Kidd, the AJW Parties and the Company (the “Guarantee and Pledge Agreement”). Kidd’s personal guarantee is limited to the 2,500,000 shares that he pledged in the Guarantee and Pledge Agreement. A copy of the Guarantee and Pledge Agreement is being filed as Exhibit 10.4 to this report and is incorporated by reference into this Item 1.01.

In connection with this transaction, Kidd caused the Company to issue to the AJW Parties 2,500,000 shares of the Company’s common stock to cover the collateral that Kidd had given for the loan in the Guarantee and Pledge Agreement rather than pledge his own shares. In addition, Kidd caused the Company to issue to him 3,415,520 shares of restricted common stock as consideration for him agreeing to guarantee the Company’s $720,000 obligation to the AJW Parties. After Mr. Kidd’s departure, the Board of Directors of the Company investigated Mr. Kidd’s guarantee and cancelled the issuance of these shares to Mr. Kidd. Among the reasons for the Board’s decision was the fact uncovered in the investigation that Mr. Kidd had not pledged any of his shares of stock to secure the guarantee evidenced by the Guarantee and Pledge Agreement. This lead, in part, to the Board’s conclusion that no consideration had been given to the Company for this issuance of 3,415,520 shares and its determination that this grant must be cancelled.

On November 20, 2006, the Company also granted the AJW Parties warrants to purchase in the aggregate 25,000,000 million shares of the Company’s common stock at an exercise price of $0.15 in a Stock Purchase Warrant. The warrants were issued as additional consideration for the $600,000 the Company received from the AJW Parties. Pursuant to an existing agreement with a third party “finder,” the Company became obligated to issue a similar number of warrants to them, although these warrants have not yet been issued. The warrants will expire on November 20, 2013 and provide for an adjustment in the exercise price in the event that the Company issues common stock or other securities convertible into common stock at a price that is less than the then current market value of the Company’s common stock. A copy of the form of Stock Purchase Warrant is being filed as Exhibit 10.5 to this report and is incorporated by reference into this Item 1.01.

The Company did not repay the principal due under the Promissory Notes when they matured on December 31, 2006. The Company’s failure to timely pay under the Promissory Notes and under other arrangements with the AJW Parties and other breaches of representations and covenants resulted in the Company’s default under a securities purchase agreement dated as of September 16, 2005, a securities purchase agreement dated as of July 31, 2006, and a securities purchase agreement dated as of September 19, 2006 with the AJW Parties (collectively with the Letter Agreement, the “AJW Agreements”). However, in a letter agreement dated February 1, 2007, the AJW Parties agreed (i) to waive any and all defaults by the Company in existence on such date under the AJW Agreements and (ii) to extend until February 8, 2008 any amounts due and payable under the AJW Agreements. On February 8, 2008, the amounts due and payable under the AJW Agreements will be approximately $4,580,000 plus accrued and unpaid interest. A copy of the February 1, 2007 letter agreement with the AJW Parties is being filed as Exhibit 10.6 to this report and is incorporated by reference into this Item 1.01.

In addition, the Company’s entrance into the Letter Agreement violated a covenant under the Securities Purchase Agreement by and among the Company and the lenders specified therein, dated as of October 17, 2006 (the “Securities Purchase Agreement”), that prohibited the Company from incurring new debt. The Company also failed to timely pay its obligations under the Securities Purchase Agreement. A copy of the Securities Purchase Agreement is being filed as Exhibit 10.7 to this report. In a letter agreement dated January 8, 2007, the parties to the Securities Purchase Agreement agreed (i) to waive any and all defaults by the Company in existence on such date under the Securities Purchase Agreement and the other related documents (collectively, the “Securities Purchase Agreements”) and (ii) to extend until February 8, 2007 any amounts due and payable under the Security Purchase Agreements. In consideration for such waiver, the Company agreed to increase the aggregate face value of the outstanding term notes issued pursuant to the Securities Purchase Agreement from $1,375,000 to $1,400,000. In a letter agreement dated February 2, 2007, the parties further agreed to extend until February 15, 2007 any amounts due and payable under the Security Purchase Agreements. On February 15, 2007, the amounts due and payable under the Securities Purchase Agreements will be approximately $600,000.

The Company is negotiating the restructuring of the terms and conditions of the AJW Agreements and the Securities Purchase Agreements, including the terms of the arrangement between the Company and the finder noted above. No assurance can be given that the Company will be able to re-negotiate these terms and conditions in a manner favorable to the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The disclosure of the Letter Agreement is set forth in Item 1.01 above and is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

(a) The disclosure of defaults under the AJW Agreements and the Securities Purchase Agreements is set forth in Item 1.01 above and is incorporated herein by reference.

Item 8.01	Other Events.

On October 5, 2006, Greens Worldwide Incorporated (the “Company”) issued a press release announcing that its wholly-owned subsidiary, New England Pro Tour, Inc. terminated the employment of Brian Hebb, the former Director, President, Secretary, and Treasurer of New England Pro Tour, Inc. (“Hebb”). In addition, New England Pro Tour, Inc. filed a complaint against Hebb and Hebb Builders, Inc. in the Superior Court of Middlesex County, Massachusetts on October 4, 2006. This Civil Action alleges breach of the fiduciary duty that Hebb owed to New England as a director, officer, and employee, unlawful conversion of New England’s corporate assets, Hebb’s unlawful diversion and conveyance of those assets to Hebb Builders, and Hebb’s fraudulent representations to the Company regarding New England. The complaint was then amended to add Donna Jones as a defendant. The amended complaint now alleges civil conspiracy by Hebb and Jones, and Jones’ aiding and abetting. The litigation has subsequently been transferred to the Business Litigation Session in Suffolk County. New England seeks compensatory damages in excess of $458,000, punitive damages in an amount not less than $1,000,000, recovery of all compensation Brian Hebb received from New England and the Company in exchange for services performed during the time period during which Hebb breached his fiduciary duty to New England, costs and attorneys’ fees as may be allowed by applicable law, pre-judgment and post-judgment interest, treble damages pursuant to Mass. Gen. Laws ch. 93A, and any additional relief the Superior Court of Middlesex County may deem appropriate.

Hebb has filed a counterclaim in the litigation commenced by the Company on October 4, 2006 and a separate claim. The counterclaim and the separate claim filed by Hebb are different procedurally, but the claims are substantively the same. In both his original and his counterclaim, Hebb alleges the Company defaulted on his employment agreement and consulting agreement, and defamed him on October 5, 2006 when the Company issued a press release regarding the termination of Hebb. Hebb also alleged defamation by R. Thomas Kidd individually. Hebb seeks damages to be determined at trial. The Company and Hebb have been engaged in settlement talks since current management assumed control of the Company. The Company cannot offer assurance that this litigation will be settled in the near future.

Item	9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement among Greens Worldwide Incorporated, R. Thomas Kidd, AJW Partners, LLC, AJW Offshore Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC dated November 20, 2006.

10.2	Warrant Amendment by and among Greens Worldwide Incorporated, AJW Partners, LLC, AJW Offshore Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC dated October 13, 2006, entered into on November 20, 2006.

10.3	Form of Promissory Note by Greens Worldwide Incorporated and issued to each of AJW Partners, LLC, AJW Offshore Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

10.4	Guarantee and Pledge Agreement by and among Greens Worldwide Incorporated, R. Thomas Kidd, AJW Partners, LLC, AJW Offshore Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC dated November 20, 2006.

10.5	Form of Stock Purchase Warrant by Greens Worldwide Incorporated and issued to each of AJW Partners, LLC, AJW Offshore Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

10.6	Letter Agreement with the AJW Parties dated February 1, 2006.

10.7	Securities Purchase Agreement dated as of October 17, 2006.

10.8	Letter Agreement dated January 8, 2007.

10.9	Letter Agreement dated February 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENS WORLDWIDE INCORPORATED

Date: February 7, 2007	By:	/s/ William Conwell
William Conwell
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement among Greens Worldwide Incorporated, R. Thomas Kidd, AJW Partners, LLC, AJW Offshore Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC dated November 20, 2006.

10.2	Warrant Amendment by and among Greens Worldwide Incorporated, AJW Partners, LLC, AJW Offshore Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC dated October 13, 2006, entered into on November 20, 2006.

10.3	Form of Promissory Note by Greens Worldwide Incorporated and issued to each of AJW Partners, LLC, AJW Offshore Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

10.4	Guarantee and Pledge Agreement by and among Greens Worldwide Incorporated, R. Thomas Kidd, AJW Partners, LLC, AJW Offshore Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC dated November 20, 2006.

10.5	Form of Stock Purchase Warrant by Greens Worldwide Incorporated and issued to each of AJW Partners, LLC, AJW Offshore Ltd., AJW Qualified Partners, LLC and New Millennium Capital Partners II, LLC.

10.6	Letter Agreement with the AJW Parties dated February 1, 2006.

10.7	Securities Purchase Agreement dated as of October 17, 2006.

10.8	Letter Agreement dated January 8, 2007.

10.9	Letter Agreement dated February 2, 2007.